Well Power Inc. Closes First Round of Funding

HOUSTON, TX, March 10, 2014 /PRNewswire via COMTEX/ -- Well Power, Inc. (OTCQB: WPWR) (the "Company") is pleased to announce it has completed a round of equity funding, through a private placement, for aggregate proceeds of $250,000 at a price of $0.58 per Unit. Each Unit consists of one (1) share of the Company's common stock, par value $0.001 (the "Common Stock"), and a warrant to purchase one share of Common Stock (each, a "Warrant and, collectively, the "Warrants"). The Warrants will be exercisable for a period of two years at a purchase price of $0.90 per whole share. The proceeds of this private placement will be used by the Company to meet its licensing requirements and proceed with the development schedule of the Micro-Refinery Unit ("MRU") and for general working capital.

The MRU will be an assembly of proven commercial technologies with a proprietary micro-processing system as the key technology component. With the addition of catalytic reactors and power generation components, various liquid and power outputs can be achieved.

The President of Well Power, Dan Patience, stated, "There has been a tremendous response from the oil and gas industry as well as the investment community. We are now well positioned to move forward with the business of the company and to carry out our development plan for this unique technology. I am very pleased with the terms of this funding as we feel it is responsible to our current shareholders."

About Well Power Inc.

The Company has acquired an exclusive license from MEC, a Canadian publicly listed company that is developing mobile and scalable Wellhead Micro-Refinery Units (MRUs) deployable close to the wellhead to process raw natural gas into liquid fuels and clean power. As a result of the License Agreement, the Company is now a development stage company seeking to commence the new business of distributing MRUs in the State of Texas and from there into other geographical areas.

The Company is looking to position itself as a technology company, which will provide oil and gas producers and operators a solution to process otherwise wasted natural gas, including stranded, shut-in, flared and vented gas and produce valued end-products including Engineered FuelTM (diesel, diluents, synthetic crude) and electrical power.

For more information about the Company, please visit www.wellpowerinc.com

Forward Looking Statements

Some information in this document constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements, such as the closing of the share exchange agreement. The words "plan", "forecast", "anticipates", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company's filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Well Power, Inc., herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Well Power, Inc., disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SOURCE Wellpower inc.

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KEYWORD:          Texas

INDUSTRY KEYWORD: OIL

                  GAS

SUBJECT CODE:    FIN

                  PVT

                  EGY